Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NIO Inc. of our report dated April 27, 2018, except for the presentation of the consolidated statements of cash flows as described in note 2(g), which is as of June 7, 2018, relating to the financial statements, which appears in Amendment No. 5 to the Registration Statement on Form F-1 (No. 333-226822).

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
February 28, 2019